                   Volkswagen Credit Auto Master Owner Trust,
                                 Series 2000-1

--------------------------------------------------------------------------------
                   Distribution Date Statement: March 20, 2002

      a. Aggregate Amount of Collections                                                    $280,736,473.70
         Aggregate Amount of Non-Principal Collections                                        $2,948,724.64
         Aggregate Amount of Principal Collections                                          $277,787,749.06
         Pool Balance                                                                       $756,857,682.30
         Residual Participation Amount                                                      $256,857,682.30
         Excess Funding Account                                                                       $0.00

      b. Series Allocation Percentage                                                               100.00%
         Floating Allocation Percentage                                                              66.06%
         Principal Allocation Percentage                                                                N/A

      c. Total Amount Distributed on Series 2000-1                                              $779,722.22

      d. Amount of Such Distribution Allocable to Principal on 2000-1                                 $0.00

      e. Amount of Such Distribution Allocable to Interest on 2000-1                            $779,722.22

      f. Noteholder Default Amount                                                                    $0.00

      g. Required Subordinated Draw Amount                                                            $0.00

      h. Noteholder Charge Offs                                                                       $0.00
         Amounts of Reimbursements                                                                    $0.00

      i. Monthly Servicing Fee                                                                  $630,714.74
         Noteholder Monthly Servicing Fee                                                       $416,666.67

      j. Controlled Deposit Amount                                                                    $0.00

      k. Series 2000-1 Invested Amount at end of period (Gross)                             $500,000,000.00
         Outstanding Principal Balance                                                      $500,000,000.00

      l. Available Subordinated Amount                                                       $70,528,709.27

      m. Carry-over Amount                                                                            $0.00

      n. Reserve Account Balance                                                              $1,750,000.00

      o. Principal Funding Account Balance                                                            $0.00
         Yield Supplement Account Balance                                                     $1,750,000.00

VW CREDIT, INC. - SERVICER                                              Page 1
19-Mar-02
            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                               From                To       Days
                                                               ----                --       ----
Current Interest Period                                     2/20/2002          3/19/2002     28

Series Allocation Percentage                                         100.00%

Initial Principal Balance                                    $500,000,000.00
Outstanding Principal Balance                                $500,000,000.00
Principal Balance of Receivables for Determination Date      $773,524,865.22
Amount Invested in Receivables on Series Issuance Date       $500,000,000.00
Initial Invested Amount                                      $500,000,000.00
Invested Amount at the Beginning of Period                   $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)       $500,000,000.00
Required Subordinated Amount                                  $70,528,709.27
Excess Funding Account                                                 $0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)  $500,000,000.00
Available Subordinated Amount (previous period)               $73,884,587.01

Incremental Subordinated Amount (previous period)             $25,939,381.53

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                       $1,750,000.00
Yield Supplement Account Beginning Balance                     $1,750,000.00
Yield Supplement Account Required Amount                       $1,750,000.00

Reserve Account Initial Deposit                                $1,750,000.00
Reserve Account Required Amount                                $1,750,000.00
Reserve Account Beginning Balance                              $1,750,000.00

Outstanding Carryover Amount - Beginning Balance                       $0.00
Withdrawal from Yield Supplement Account                               $0.00
Outstanding Carryover Amount - Ending Balance                          $0.00
Yield Supplement Account Balance - Ending Balance              $1,750,000.00
Yield Supplement Account Deposit Amount                                $0.00

Withdrawal from Reserve Account                                        $0.00
Reserve Account Ending Balance                                 $1,750,000.00
Reserve Account  Deposit Amount                                        $0.00

1-month LIBOR Rate (annualized)                                   1.8500000%
Certificate Coupon (annualized)                                      2.0050%
Prime Rate (annualized)                                           4.7500000%
Servicing Fee Rate (annualized)                                       1.000%
Excess Spread                                                     1.3150000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                      $734,975,066.69
Pool Balance at the Ending of Period                         $756,857,682.30
Average Aggregate Principal Balance                          $745,916,374.50
Aggregate Principal Collections                              $277,787,749.06
New Principal Receivables                                    $299,646,466.67
Receivables Added for Additional Accounts                              $0.00
Noteholder Default Amount                                              $0.00
Net Losses                                                             $0.00
Noteholder Charge-offs                                                 $0.00
Miscellaneous Paymnets (Adjustments and Transfer                       $0.00
deposit amounts)
Non-Principal Collections & Inv. Proceeds treated as                   $0.00
Available Noteholder Principal Collections
Monthly Interest Accrued, but not paid                                 $0.00
Ineligible Receivables                                                 $0.00
Excess Funding Account at Date of Determination                        $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts             $0.00
MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                                  $0.00
Spread Over/Under Prime for Portfolio                                 -0.43%
Weighted Average Interest Rate                                         4.32%
Previously waived Monthly Servicing Fee                                $0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                    0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                    $32,184,235.46
Used Vehicle Percentage                                                      4.252%
Used Vehicle Percentage During Last Collection Period                        4.464%
Early Amortization Event?                                                 NO
Largest Dealer or Dealer Affiliation Balance                         $34,380,369.75
Largest Dealer Percentage                                                    4.678%

Aggregate Principal Amount of Receivables of Dealers over 2%         $31,193,809.47



SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                     $280,736,473.70
Aggregate Amount of Non-principal Collections (including              $2,948,724.64
insurance proceeds & rebates)
Investment Proceeds                                                       $5,034.50
Aggregate Amount of Principal Collections                           $277,787,749.06
Asset Receivables Rate                                                       3.450%
Use Asset Receivables Rate?                                               NO
Carryover Amount (this Distribution Date)                                       N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                    37.24%
Previous Collection Period Monthly Payment Rate                         51.12%
Monthly Payment Rate 2 collection periods ago                           41.49%
3-month Average Payment Rate                                            43.28%
Early Amortization Event?                                                 NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                 YES
Last Day of Revolving Period                                             N/A
Invested Amount as of Last Day of Revolving Period                       N/A
Accumulation Period Length (months)                                      N/A
First Accumulation Date                                            TO BE DETERMINED
Expected Final Payment Date                                              N/A
Required Participation Percentage                                      104.00%
Principal Funding Account Balance                                             $0.00

Principal Payment Amount                                                      $0.00
Controlled Accumulation Amount                                                $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.   Monthly Noteholder Interest Distribution                           $779,722.22
2.   Noteholder Monthly Servicing Fee Distribution                      $416,666.67
3.   Reserve Account Deposit Amount Distribution                              $0.00
4.   Noteholder Default Amount Distribution                                   $0.00
5A.  Unreimbursed Noteholder Charge-offs (net of Series Allocable
     Misc. Pmts)                                                              $0.00
5B.  Reinstate reductions in Series 2000-1 Available Subord. Amount           $0.00

6.   Outstanding Carryover Amount Distribution                                $0.00
7.   Yield Supplement Account Deposit Amount Distribution                     $0.00
8.   Previuosly waived Monthly Servicing Fee Distribution                     $0.00
                                                                              -----
            Excess Servicing                                            $751,615.81
DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                             $0.00
Required Subordinated Draw Amount                                             $0.00
EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                     $0.00
Additions in connection with a reduction in Receivables                       $0.00
Transfers to Principal Funding Account                                        $0.00

VW CREDIT, INC. -- SERVICER                                             Page 2
        19-Mar-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------




                    Collections             Accrual      Distribution
                  -----------------       -----------   --------------
From:                    20-Feb-02
To:                      19-Mar-02
Days:                           28

   LIBOR Rate           1.8500000%
    (1 month)

Series #                 1         Active
VCI Rating:             N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                               Series                                       Required        Required          Outstanding
     Series       Series     Allocation     Invested      Subordinated    Participation   Participation           Note
     Number        Name      Percentage      Amount          Amount        Percentage         Amount            Balance
     ------        ----      ----------      ------          ------        ----------         ------            -------
              Trust                      $500,000,000.00  $70,528,709.27      N/A        $590,528,709.27
        1     Series 2000-1    100.00%   $500,000,000.00  $70,528,709.27    104.00%      $590,528,709.27    $500,000,000.00

VW CREDIT, INC. -- SERVICER                                             Page 3
19-Mar-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                  EXCESS SPREAD CALCULATION
---------------                                                  -------------------------
Initial Invested Amount                    $500,000,000.00       Weighted Average Rate Charged to Dealers  4.320%
Invested Amount                            $500,000,000.00       LIBOR                                     1.850%
Controlled Accumulation Amount                       $0.00       Note Rate (LIBOR+15.5 b.p.)               2.005%
Required Subordinated Amount                $70,528,709.27       Servicing Fee Rate                        1.000%
Annualized Servicing Fee Rate                        1.00%       Investor Net Losses                       0.000%
                                                                                                           ------
First Controlled Accumulation Date        TO BE DETERMINED          Excess Spread                          1.315%
Accumulation Period Length (months)            N/A
Expected Final Payment Date                    N/A
Initial Settlement Date                          10-Aug-00
Required Participation Percentage                  104.00%
Subordinated Percentage                            9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                       Required              Excess
                                          Series 2000-1           Invested           Subordinated            Funding
Principal Receivables                         Total                Amount               Amount               Amount
---------------------                         -----                ------               ------               ------

Series Allocation Percentage                 100.00%
Beginning Balance                          $500,000,000.00      $500,000,000.00      $70,528,709.27          $0.00
  Floating Allocation Percentage             66.06%                66.06%
  Principal Allocation Percentage              N/A                  N/A

Principal Collections                      $277,787,749.06      $277,787,749.06                 N/A            N/A
New Principal Receivables                  $299,646,466.67      $299,646,466.67                 N/A            N/A
Principal Default Amounts                            $0.00                $0.00                 N/A            N/A
Receivables Added for Additional Accounts            $0.00                $0.00                 N/A            N/A
Controlled Deposit Amount                            $0.00                  N/A                 N/A            N/A

"Pool Factor"                                                     100.00000000%

Ending Balance                             $500,000,000.00      $500,000,000.00      $70,528,709.27          $0.00
  Floating Allocation Percentage             66.06%                66.06%


Non-Principal Receivables
-------------------------

Non-Principal Collections                    $1,948,004.70
Recoveries on Receivables Written Off                $0.00
Investment Proceeds                              $5,034.50

VW CREDIT, INC. -- SERVICER                                              Page 4
19-Mar-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                                          Current                Previous
----------------------------------                                          -------                --------
Available Subordination Amount (Previous)                                 $73,884,587.01        $70,556,988.78
  Required Subordination Draw Amount                                               $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                               $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as                               $0.00                 $0.00
                                                                                   -----                 -----
Available Noteholder Principal Collections
(1) Subtotal                                                              $73,884,587.01        $70,556,988.78
(2) Subordination Percentage* Series 2000-1 Invested Amount               $47,945,205.48        $47,945,205.48

(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                              $0.00                 $0.00
(c) Incremental Subordinated Amount                                       $22,583,503.79        $25,939,381.53
(d) Payments from Excess Funding Account to Residual Interestholder                $0.00                 $0.00

Available Subordinated Amount                                             $70,528,709.27        $73,884,587.01

  Overconcentration Amount                                                $31,193,809.47        $34,793,257.58

Beginning Reserve Account Balance                                          $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                            $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                                    $0.00                 $0.00
Reserve Account Deposit Amount                                                     $0.00                 $0.00
Ending Reserve Account Balance                                             $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                        $2,948,724.64         $2,799,733.73
  Noteholder Non-Principal Collections                                     $1,948,004.70         $1,904,645.38
  Residual Interestholder Non-Principal Collections                        $1,000,719.94           $895,088.35
Investment Proceeds                                                            $5,034.50             $5,722.22
Reserve Fund Balance                                                       $1,750,000.00         $1,750,000.00
                                                                           -------------         -------------
Total Non-Principal Available                                              $4,703,759.14         $4,555,455.95

Interest Shortfall                                                                 $0.00                 $0.00
Additional Interest                                                                $0.00                 $0.00
Carry-over Amount                                                                  $0.00                 $0.00
Carry-over Shortfall                                                               $0.00                 $0.00
Additional Interest on Carry-over Shortfall                                        $0.00                 $0.00

Monthly Servicing Fee                                                        $630,714.74           $612,479.22
Noteholder Monthly Servicing Fee                                             $416,666.67           $416,666.67